UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2010

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On April 16, 2010, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC.
NAMED TO FORBES.COM  100
MOST TRUSTWORTHY COMPANIES LIST

DES MOINES, Iowa (April 16, 2010) – EMC Insurance Group Inc. (NASDAQ OMX/NGS:EMCI) (the “Company”) today announced that it has been included in the “100 Most Trustworthy Companies” list published by Forbes.com on April 5, 2010.

The Company was one of 39 small-cap companies included in the list that identifies the companies that are “the most transparent and trustworthy businesses that trade on American exchanges.” An independent research firm, Audit Integrity, conducts a statistically based analysis of public information. The compiled information is then used to formulate an Accounting and Governance Risk (AGR) rating.

“Our inclusion on the list validates our core values of honesty and integrity, which have helped build our strong financial foundation and our Company’s success,” stated Bruce G. Kelley, EMCI president and chief executive officer. “Being transparent and honest in financial reporting enhances our consistency, solid financial results, stockholder value and longevity. In fact, our parent company, Employers Mutual Casualty Company, will celebrate its 100th anniversary in 2011,” concluded Kelley.

Jack Zwingli, chief executive officer of Audit Integrity, describes the recipients of this honor by stating, “These are the good guys. They’ve consistently shown accuracy and transparency in their financial reporting.” The entire list and article can be read at http://www.forbes.com/2010/04/05/most-trustworthy-companies-leadership-governance-100.html.

About Audit Integrity
Founded in 2002, serving investors, insurers, auditors and corporate finance professionals, Audit Integrity is a leading independent research firm that rates more than 12,000 public companies in North American and Europe based on their corporate integrity. In addition to its flagship Accounting and Governance Risk (AGR) ratings, Audit Integrity also forecasts bankruptcy risk, class action litigation risk, material financial restatement risk, and equity performance risk. The statistical correlation of these ratings has been confirmed by internal and third-party tests. Audit Integrity has offices in Los Angeles and New York City. For more information, visit www.auditintegrity.com.

About EMC Insurance Group Inc.
EMC Insurance Group Inc. is a publicly held insurance holding company that generates results from property and casualty insurance and reinsurance through subsidiary companies. EMCI was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the NASDAQ OMX Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI, EMCC and their subsidiary and affiliate companies operate collectively under the trade name EMC Insurance Companies.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions. Undue reliance should not be placed on these forward-looking statements.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 16, 2010.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer